SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2023

UTAH MEDICAL PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Utah	000-12575	87-0342734
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

7043 South 300 West
Midvale, Utah		84047
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		Phone: (801) 566-1200

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 5, 2023 at the Company’s annual meeting of stockholders, stockholders approved, did not approve or indicated their preference on the following matters submitted to them for consideration:

Elected Ernst G. Hoyer as a director of the Company:

For  871,160Withheld1,926,073Broker Non Votes 371,084

Elected James H. Beeson as a director of the Company:

For  1,277,218Withheld1,520,015Broker Non Votes 371,084

Did not approve the 2023 Employees’ and Directors’ Incentive Plan:

For  1,168,480Against1,590,668Abstentions  38,085

Ratified the selection of Haynie & Co. as the Company’s independent public accounting firm for the year ended December 31, 2023:

For  3,138,164Against27,552Abstentions  2,601

Approved, on an advisory basis, the compensation paid to UTMD’s named executive officers, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:

For  2,719,953Against  72,499Abstentions 4,781

Broker Non Votes 371,084

Indicated a preference, the frequency of future advisory votes on the Company’s executive compensation program:

Every year: 2,412,492  Every two years: 17,765  Every three years: 167,728

Abstain: 199,248Broker Non Votes: 371,084

Per Company policy, Mr. Hoyer and Dr. Beeson tendered their resignations, which were conditioned upon acceptance by the Board of Directors. The Board of Directors voted not to accept those resignations.  Per Utah law, Mr. Hoyer and Dr. Beeson were elected to serve three-year terms and until their successors are elected and qualified.

The Company will continue to include annual advisory stockholder votes on executive compensation in its proxy materials.  Annual advisory stockholder votes will be held until at least the next required advisory vote on frequency of stockholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date:	5/05/2023	By:	/s/ Kevin L. Cornwell
Kevin L. Cornwell
Chairman & CEO